Exhibit 10.3

THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

CONVERTIBLE NOTE

$______________	_______ __, 2006
Seattle, Washington

FOR VALUE RECEIVED, PhotoWorks, Inc., a Washington corporation (“Payor”), promises to pay to the order of ____________ or its assigns (“Holder”) the principal sum of $________ (________ Dollars), with interest on the outstanding principal amount at the rate of 10% per annum (computed on the basis of a 360-day year of twelve 30-day months). Interest shall accrue from the date the advance is first made and continue to accrue on the outstanding principal amount until paid in full or this Note is converted in accordance with Section 3 hereof. Commencing June 30, 2006, accrued interest shall be payable quarterly on the last business day of the months of March, June, September and December. Interest and principal shall be payable at such address as Holder shall specify by written notice or in the absence of such notice at the address set forth for Holder in Section 11 hereof.

1.     Note. This Subordinated Convertible Note (this “Note”) is issued pursuant to the terms of that certain Convertible Note and Warrant Purchase Agreement, dated as of May 30, 2006 (the “Purchase Agreement”), among Payor and the purchasers named therein. Unless defined herein, all capitalized terms in this Note shall have the meaning ascribed to them in the Purchase Agreement.

2.	Payments.

(a)   Form of Payment. All payments of interest and principal shall be in lawful money of the United States of America in immediately available funds. All payments shall be applied first to accrued interest, and thereafter to principal.

(b)   Scheduled Payment. The unpaid principal balance and all accrued interest shall be due and payable on March 29, 2011 (the “Maturity Date”) unless converted earlier pursuant to Section 3 hereof.

(c)   Prepayment. Without the consent of the holder, this Note may not be prepaid in whole or in part prior to maturity. Neither all nor any portion of the outstanding principal amount of this Note shall be repaid unless simultaneously therewith an equal percentage of the outstanding principal amount of all other outstanding Notes issued pursuant to the Purchase Agreement, if any, is also prepaid (except Notes as to which the then holder shall have refused to give such consent to repayment).

3.	Conversion.

(a)   Automatic Conversion. Upon the consummation of an equity financing by the Company in the amount of $2,000,000 or more, occurring on or before September 30, 2007 (the “Equity Financing”), then, on the date of the closing of the Equity Financing, all of the outstanding principal balance and interest on this Note shall automatically convert into such number of fully paid and

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nonassessable shares of the class of equity security issued in the Equity Financing as is obtained by dividing (A) the aggregate outstanding principal balance and interest of this Note as of the date of conversion by (B) the per share purchase price paid by investors in the Equity Financing (the “Conversion Shares”).

(b)   Issuance of Conversion Shares Upon Automatic Conversion. In the event that Conversion Shares are to be issued pursuant to Section 3(a) hereof, Payor shall deliver to Holder as soon as practicable following the consummation of the Equity Financing a written notice of the automatic conversion of this Note (the “Automatic Conversion Notice”). Holder shall deliver to Payor this Note in its original form duly endorsed for cancellation (or an affidavit in a form reasonably satisfactory to counsel to Payor that the original copy of this Note has been lost or destroyed), and Payor shall issue and deliver to Holder a certificate or certificates, registered in Holder’s name, for the Conversion Shares (bearing such legends as are required by applicable state and federal securities laws in the reasonable opinion of counsel to Payor). The conversion of the principal balance and accrued interest pursuant to Section 3(a) shall be deemed to have been made on the effective date of the Equity Financing and Holder shall be treated for all purposes as the record holder of the Conversion Shares as of such date.

(c)   Holder Voluntary Conversion. Holder may, in its sole discretion, at any time following September 30, 2007, elect to convert all of the outstanding principal balance and interest on this Note into such number of shares of Common Stock as is obtained by dividing (A) the aggregate outstanding principal balance and interest of this Note as of the date of conversion by (B) the applicable Conversion Price (as determined pursuant to Section 6 hereof).

(d)   Conversion in event of Sale or Merger. In the event that a Change in Control of Payor shall occur prior to the date of the conversion pursuant to Section 3(a) and (b) hereof, the Holder may elect to convert Company all of the outstanding principal balance and interest on this Note into such number of shares of Common Stock as is obtained by dividing (A) the aggregate outstanding principal balance and interest of this Note as of the date of conversion by (B) the applicable Conversion Price (as determined pursuant to Section 6 hereof). For purposes hereof, “Change in Control” means:

(i)             the acquisition (other than open market purchases on any securities market on which Payor’s capital stock is traded) by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchase, merger or other acquisition transactions of shares of Payor’s capital stock entitling that person to exercise 50% or more of the total voting power of all shares of Payor’s capital stock entitled to vote generally in elections of directors, other than any acquisition by Payor, any of Payor’s subsidiaries or any of Payor’s employee benefit plans; or

(ii)          the consolidation or merger of Payor with or into any other person, any merger of another person into Payor, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of Payor’s properties and assets to another person, other than:

(A) any transaction that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Payor’s capital stock and in which Payor’s shareholders immediately prior to the transaction own in excess of 50% of the outstanding voting securities of Payor immediately following the transaction; or

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(B)          any merger solely for the purpose of changing Payor’s jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of common stock solely into shares of common stock of the surviving entity;

(e)   Issuance of Conversion Shares Upon Voluntary Conversion. To convert the principal balance and accrued interest hereunder into shares of Common Stock pursuant to Section 3(c), Holder shall deliver to Payor a written notice of election to exercise Holder’s voluntary conversion rights (the “Voluntary Conversion Notice”) and this Note in its original form duly endorsed for cancellation (or an affidavit in a form reasonably satisfactory to counsel to Payor that the original copy of this Note has been lost or destroyed). Payor shall, as soon as practicable thereafter, issue and deliver to Holder a certificate or certificates, registered in Holder’s name, for the Conversion Shares (bearing such legends as are required by the Purchase Agreement). The conversion of the principal balance and accrued interest pursuant to Section 3(c) shall be deemed to have been made on the date that Payor actually receives the Voluntary Conversion Notice and Holder shall be treated for all purposes as the record holder of the Conversion Shares as of such date.

(f)    Fractional Shares. Payor shall not issue fractional shares of Common Stock upon conversion of the principal balance and accrued interest, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share.

(g)   Effect of Conversion. Upon full conversion of this Note pursuant to the terms of this Section 3, Payor shall be forever released from all its obligations and liabilities under this Note other that the obligation to issue the certificates representing the Conversion Shares pursuant to Sections 3(b) and 3(c).

4.     Events of Default. Payor shall give Holder prompt (within 24 hours) written notice of any event that is or with notice or passage of time would be an Event of Default hereunder. The occurrence of any one or more of the following events (herein called “Events of Default”) shall constitute a default hereunder and under the Purchase Agreement:

(a)           Payor defaults in the payment of any principal, interest or other obligation involving the payment of money under this Note and such default continues for more than five (5) business days after the due date thereof; or

(b)          Payor defaults in the performance of any other covenant or obligation under this Note or the Purchase Agreement, and such default continues for more than ten (10) business days after Holder has given notice of such default to Payor; or

(c)           Any representation or warranty made in the Purchase Agreement by Payor shall prove to have been false or misleading in any material respect as of the Initial Closing of the Purchase Agreement; or

(d)          Payor or any of the Subsidiaries defaults under any other agreement or instrument relating to indebtedness of Payor or any Subsidiary for money borrowed or any capital lease; or

(e)           Payor shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition in bankruptcy, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future bankruptcy or other

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statute, law or regulation, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver, or liquidator of Payor or of all or any substantial part (i.e., 33-1/3% or more) of the properties of Payor; or Payor or its directors or majority shareholders shall take any action initiating the dissolution or liquidation of Payor; or

(f)           Sixty (60) days shall have elapsed after the commencement of an action by or against Payor seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future bankruptcy or other statute, law or regulation, without such action being dismissed or all orders or proceedings thereunder affecting the operations or the business of Payor being stayed; or a stay of any such order or proceedings shall thereafter be set aside and the action setting it aside shall not be timely appealed; or Payor shall file any answer admitting or not contesting the material allegations of a petition filed against Payor in any such proceedings; or the court in which such proceedings are pending shall enter a decree or order granting the relief sought in any such proceedings; or

(g)           Sixty (60) days shall have elapsed after the appointment, without the consent or acquiescence of Payor, of any trustee, receiver or liquidator of Payor or of all or any substantial part of the properties of Payor without such appointment being vacated.

5.	Remedies.

(a)           Acceleration. Upon the occurrence of an Event of Default described in clauses (a), (b), (c) or (d) of Section 4 and during the continuance thereof, Holder shall have the right by notice to Payor to accelerate the payment of the principal amount and accrued interest hereon by Payor hereunder so that all such amounts are immediately due and payable. Upon the occurrence of an Event of Default described in clauses (e), (f) or (g) of Section 4, without any action on the part of Holder hereof, the principal amount and accrued interest on this Note shall become immediately due and payable. Upon an acceleration hereof, Holder may enforce this Note by exercise of the rights and remedies granted to it by applicable law. No course of dealing and no delay on the part of Holder in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice Holder’s rights, powers or remedies. No right, power or remedy conferred by this Note upon Holder shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise. Payor shall pay all reasonable attorneys’ fees and court costs incurred by Holder in investigating any event which could be an Event of Default and enforcing and collecting the amounts due under this Note as a result of an Event of Default.

(b)          Default Interest. Every amount overdue under this Note shall bear interest from and after the date on which such amount first became overdue at an annual rate of twelve percent (12%) per annum (the “Default Interest Rate”). Such interest on overdue amounts under this Note shall be payable on demand and shall accrue and be compounded annually until the obligation of Payor with respect to the payment of such interest has been discharged (whether before or after judgment).

6.     Conversion Price. The “Conversion Price” shall initially be $0.54. The initial Conversion Price shall be subject to adjustment as provided in accordance with this Section 6.

(a)           Adjustments for Dividends, Splits, Subdivisions, Combinations, or Consolidation of Common Stock. If the outstanding shares of Common Stock shall be increased by stock dividend payable in Common Stock, stock split, subdivision, or other similar transaction occurring after the date of this Note into a greater number of shares of Common Stock, concurrently with the effectiveness of such event, the Conversion Price in effect immediately prior to such event shall proportionately be decreased in proportion to the percentage increase in the outstanding number of shares. If the outstanding shares of Common Stock shall be decreased by reverse stock split, combination,

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consolidation, or other similar transaction occurring after the date of this Note into a lesser number of shares of Common Stock, concurrently with the effectiveness of such event, the Conversion Price in effect immediately prior to such event shall be proportionately increased in proportion to the percentage decrease in the outstanding number of shares of Common Stock.

(b)          Adjustments for Reclassification, Exchange and Substitution. If the Common Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification, merger, consolidation, share exchange, sale of all or substantially all of the Company's assets or otherwise, concurrently with the effectiveness of such reorganization or reclassification, this Note shall be proportionately adjusted such that upon conversion, the Holder shall receive, in lieu of the number of shares of Common Stock that the Holder would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that the Holder would have received had this Note been converted immediately before that change.

(c)           Adjustments on Issuance of Additional Stock. If the Payor shall issue Additional Stock (as defined below) for a consideration per share less than the Conversion Price in effect immediately prior to such issue, then and in such event, the Conversion Price shall be reduced concurrently with such issue to a price (calculated to four decimal places) determined by multiplying such price by a fraction (i) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock that the aggregate consideration received by the Payor for the total number shares of Additional Stock so issued (or deemed to have been issued) would purchase at the Conversion Price in effect immediately prior to such issue; and (ii) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Additional Stock actually issued (or deemed to have been issued); provided that for purposes of this Section 6(c), all shares of Common Stock issued or issuable that are excluded from the definition of Additional Stock below shall be deemed to be Common Stock outstanding as of the date hereof.

For purposes of this subsection (c), “Additional Stock” shall mean all Common Stock issued (or deemed to be issued upon the issuance of Options or Convertible Securities as provided below) by the Payor after the date of this Note, other than Common Stock issued or issuable at any time (a)  to officers, directors, and employees of, and consultants or contractors to, the Payor pursuant to any stock option, stock purchase or other stock incentive plan, provided such plan or the amendment to such plan under which such shares are available has been approved by the Board of Directors as of the date hereof; (b) to financial institutions or lessors in connection with commercial credit arrangements, equipment financings, leasing arrangements or similar transactions if approved by two thirds of the Board of Directors; (c) in connection with a merger of the Payor with or into another corporation or the acquisition by the Payor of another entity if approved by two thirds of the Board of Directors; (d) upon the issuance or exercise of warrants issued pursuant to the Purchase Agreement; (e) upon exercise or conversion of any other warrant or security or debt instrument of the Payor outstanding as of the date of this Note; (f) that is designated as excluded from the definition of Additional Stock by the vote or written consent (before or after the date of issuance or deemed issuance) of holders of at least two-thirds of the then-outstanding principal balance of all Notes issued pursuant to the Purchase Agreement; or (g) that is described in subsections (a) or (b) of this Section 6.

For the purpose of making any adjustment in the Conversion Price as provided above, the consideration received by the Payor for any issue or sale of Additional Stock will be computed as follows:

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(i)            to the extent it consists of cash, as the amount of cash received by the Payor before deduction of any offering expenses payable by the Payor and any underwriting or similar commissions, compensation, or concessions paid or allowed by the Payor in connection with such issue or sale;

(ii)          to the extent it consists of property other than cash, at the fair market value of that property as determined in good faith by the Payor’s Board of Directors; and

(iii)         if Additional Stock is issued or sold together with other stock or securities or other assets of the Payor for a consideration that covers both, as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such Additional Stock.

If the Payor (1) grants any rights or options to subscribe for, purchase, or otherwise acquire shares of Common Stock or Convertible Securities (collectively, “Options”), or (2) issues or sells any security convertible into or exchangeable for shares of Common Stock (collectively, “Convertible Securities”), then, in each case, the maximum number of shares of Common Stock issuable upon the exercise of such Options or conversion or exchange of such Convertible Securities shall be deemed to be Additional Stock issued as of the time such Options or Convertible Securities are issued (except to the extent excluded from the definition of Additional Stock) above, and the Conversion Price in effect immediately prior to such issue or sale will be adjusted as above provided to reflect (on the basis of the determination of the price per share as provided below) the issue or sale. In such event, the price per share or Common Stock issuable on the exercise of the Options or the conversion or exchange of the Convertible Securities will be determined by dividing the total amount, if any, received or receivable by the Payor as consideration for the granting of the Options or the issue or sale of the Convertible Securities, plus the minimum aggregate amount of additional consideration payable to the Payor on exercise of the Options or conversion of the Convertible Securities, by the maximum number of shares of Common Stock issuable on the exercise or conversion. No further adjustment of the Conversion Price will be made as a result of the actual issuance of shares of Common Stock on the exercise of any such rights or options or the conversion of any such convertible securities.

Upon the redemption or repurchase of any such Options or Convertible Securities or the expiration or termination of the right to convert into, exchange for, or exercise with respect to, Common Stock, the Conversion Price will be readjusted to such price as would have been obtained had the adjustment made upon their issuance been made upon the basis of the issuance of only the number of such Options or Convertible Securities as were actually converted into, exchanged for, or exercised with respect to, Common Stock. If the purchase price or conversion or exchange rate provided for in any such Option or Convertible Security changes at any time, then, upon such change becoming effective, the Conversion Price then in effect will be readjusted to such price as would have been obtained had the adjustment made upon the issuance of such Options or Convertible Securities been made upon the basis of (1) the issuance of only the number of shares of Common Stock actually delivered upon the conversion, exchange or exercise of such Options or Convertible Securities, and the total consideration received therefor, and (2) the granting or issuance, at the time of such change, of any such Options or Convertible Securities then still outstanding for the consideration, if any, received by the Payor therefor and to be received on the basis of such changed price or rate.

(d)          Adjustments. Whenever the number of Shares purchasable hereunder or the Conversion Price thereof shall be adjusted pursuant to Section 6 hereof, the Payor shall provide notice to the holder of this Note setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the number of Shares which may be purchased and the Conversion Price therefor after giving effect to such adjustment.

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7.     Enforcement. Payor hereby waives demand, notice, presentment, protest and notice of dishonor. All payments by Payor under this Note shall be made without set-off, defense or counterclaim and be free and clear and without any deduction or withholding for any taxes or fees of any nature whatever, unless the obligation to make such deduction or withholding is imposed by law.

8.     Governing Law. The terms of this Note shall be construed in accordance with the laws of the State of Washington, as applied to contracts entered into by Washington residents within the State of Washington, which contracts are to be performed entirely within the State of Washington.

9.     Amendments and Waivers. Any term of this Note may be amended or waived only with the written consent of Payor and Holder.

10.   Injunctive Relief. Payor agrees that Holder’s remedies at law in the event of any default or threatened default by Payor in the performance of or compliance with any of the terms of this Note are not and will not be adequate to the fullest extent permitted by law, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise without Holder having to prove actual damage or post any bond or other security.

11.   Notices. Unless otherwise provided, any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by facsimile, or 48 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such address as may have been furnished to Payor in writing by Holder or by Holder in writing to Payor.

12.          NOTICE REGARDING ORAL COMMITMENTS. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING PAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

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Exhibit 10.3

IN WITNESS WHEREOF, Payor has caused this Note to be duly executed by its officers as of the date first written above.

PHOTOWORKS, INC.

a Washington corporation

By:

Name: Philippe Sanchez

Title: President and Chief Executive Officer

Address:	PhotoWorks, Inc.

71 Columbia Street

Seattle, Washington 98104

Attn: Chief Executive Officer

Facsimile:	(206) 284-8732

SIGNATURE PAGE TO PHOTOWORKS, INC. PROMISSORY NOTE